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                                                                      Exhibit 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

January 31, 2002

Dear Sir:

We have read the paragraphs of Item 4 included in the Form 8-K dated January 25, 2002 of River Holding Corp. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP



cc: Mr. Patrick Yount, Chief Financial Officer, River Holding Corp.